Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2023 Financial Results
Dallas, Texas February 20, 2023 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2023.
For the three months ended January 31, 2023, revenue, gross profit, and net income were $956.7 million, $426.5 million, and $293.7 million, respectively. These represent an increase in revenue of $89.3 million, or 10.3%; an increase in gross profit of $23.2 million, or 5.7%; and an increase in net income of $6.3 million, or 2.2%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.61 compared to $0.60 last year, an increase of 1.7%.
For the six months ended January 31, 2023, revenue, gross profit, and net income were $1,850.1 million, $796.0 million, and $539.5 million, respectively. These represent an increase in revenue of $172.5 million, or 10.3%; an increase in gross profit of $7.6 million, or 1.0%; and a decrease in net income of $8.3 million, or (1.5)%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $1.12 compared to $1.14 last year, a decrease of (1.8)%.
Excluding the impact of certain discrete income tax items and certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the three months ended January 31, 2023 and 2022 were $0.61, and $0.55, respectively, which was an increase of 10.9%. Excluding the impact of certain discrete income tax items and certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the six months ended January 31, 2023 and 2022, were $1.12, and $1.08, respectively, which was an increase of 3.7%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Tuesday, February 21, 2023, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through May 2023 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 members in over 190 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain discrete income tax items and certain income tax benefits related to stock-based compensation. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Brooke Boston, Executive Assistant, Office of the Chief Financial Officer
brooke.boston@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2023	2022	% Change	2023	2022	% Change
Service revenues and vehicle sales:
Service revenues	$789,797	$711,090	11.1%	$1,516,637	$1,378,908	10.0%
Vehicle sales	166,927	156,370	6.8%	333,459	298,684	11.6%
Total service revenues and vehicle sales	956,724	867,460	10.3%	1,850,096	1,677,592	10.3%
Operating expenses:
Yard operations	340,085	294,098	15.6%	677,057	565,374	19.8%
Cost of vehicle sales	154,727	140,304	10.3%	305,839	266,712	14.7%
Yard depreciation and amortization	34,070	28,301	20.4%	68,430	54,738	25.0%
Yard stock-based compensation	1,342	1,415	(5.2)%	2,787	2,396	16.3%
Gross profit	426,500	403,342	5.7%	795,983	788,372	1.0%
General and administrative	47,842	42,754	11.9%	92,377	83,869	10.1%
General and administrative depreciation and amortization	4,344	5,013	(13.3)%	9,042	10,336	(12.5)%
General and administrative stock-based compensation	8,789	8,247	6.6%	17,536	16,718	4.9%
Total operating expenses	591,199	520,132	13.7%	1,173,068	1,000,143	17.3%
Operating income	365,525	347,328	5.2%	677,028	677,449	(0.1)%
Other expense:
Interest income (expense), net	14,480	(4,433)	(426.6)%	18,902	(9,540)	(298.1)%
Other expense, net	(2,902)	(840)	245.5%	(5,724)	(28)	20342.9%
Total other income (expense)	11,578	(5,273)	(319.6)%	13,178	(9,568)	237.7%
Income before income taxes	377,103	342,055	10.2%	690,206	667,881	3.3%
Income tax expense	83,426	54,643	52.7%	150,681	120,106	25.5%
Net income	$293,677	$287,412	2.2%	$539,525	$547,775	(1.5)%

Basic net income per common share	$0.62	$0.61	1.6%	$1.13	$1.15	(1.7)%
Weighted average common shares outstanding	476,376	474,372	0.4%	476,237	474,334	0.4%

Diluted net income per common share	$0.61	$0.60	1.7%	$1.12	$1.14	(1.8)%
Diluted weighted average common shares outstanding	482,536	482,374	—%	482,238	482,488	(0.1)%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2023	July 31, 2022
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,660,952	$1,384,236
Accounts receivable, net	765,192	578,573
Vehicle pooling costs	133,598	112,242
Inventories	52,071	58,791
Income taxes receivable	436	49,882
Prepaid expenses and other assets	26,532	18,731
Total current assets	2,638,781	2,202,455
Property and equipment, net	2,656,273	2,485,764
Operating lease right-of-use assets	106,656	116,303
Intangibles, net	51,186	54,680
Goodwill	404,046	401,954
Other assets	75,466	47,708
Total assets	$5,932,408	$5,308,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$439,271	$399,034
Deferred revenue	23,796	20,061
Income taxes payable	3,820	—
Current portion of operating and finance lease liabilities	20,736	21,794
Total current liabilities	487,623	440,889
Deferred income taxes	76,471	80,060
Income taxes payable	65,322	64,637
Operating and finance lease liabilities, net of current portion	87,394	95,683
Long-term debt and other liabilities	1,946	1,996
Total liabilities	718,756	683,265
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	48	48
Additional paid-in capital	875,009	838,508
Accumulated other comprehensive loss	(156,507)	(169,365)
Retained earnings	4,495,102	3,956,408
Total stockholders' equity	5,213,652	4,625,599
Total liabilities and stockholders' equity	$5,932,408	$5,308,864

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2023	2022
Cash flows from operating activities:
Net income	$539,525	$547,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	78,094	65,627
Allowance for credit loss	2,133	1,695
Equity in losses of unconsolidated affiliates	4,030	685
Stock-based compensation	20,323	19,114
Gain on sale of property and equipment	(748)	(755)
Deferred income taxes	(3,309)	6,003
Changes in operating assets and liabilities:
Accounts receivable	(186,559)	(152,763)
Vehicle pooling costs	(21,268)	(29,623)
Inventories	8,001	(8,589)
Prepaid expenses, other current and non-current assets	(29,176)	(19,889)
Operating lease right-of-use assets and lease liabilities	414	657
Accounts payable, accrued liabilities and other liabilities	27,619	10,741
Deferred revenue	3,709	(309)
Income taxes receivable	49,430	4,577
Income taxes payable	7,615	1,655
Other liabilities	—	(53)
Net cash provided by operating activities	499,833	446,548

Cash flows from investing activities:
Purchases of property and equipment	(256,719)	(156,200)
Purchase of assets in connection with acquisitions	—	(469)
Proceeds from sale of property and equipment	16,343	1,252
Purchase of held to maturity securities	—	(374,866)
Investment in unconsolidated affiliate	(1,993)	—
Net cash used in investing activities	(242,369)	(530,283)

Cash flows from financing activities:
Proceeds from the exercise of stock options	10,815	11,985
Proceeds from the issuance of Employee Stock Purchase Plan shares	5,363	5,022
Payments for employee stock-based tax withholdings	(831)	(599)
Payments of finance lease obligations	(13)	(314)
Net cash provided by financing activities	15,334	16,094
Effect of foreign currency translation	3,918	(8,968)
Net increase (decrease) in cash, cash equivalents, and restricted cash	276,716	(76,609)
Cash, cash equivalents, and restricted cash at beginning of period	1,384,236	1,048,260
Cash, cash equivalents, and restricted cash at end of period	$1,660,952	$971,651
Supplemental disclosure of cash flow information:
Interest paid	$706	$9,311
Income taxes paid, net of refunds	$98,324	$128,972

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2022	2023	2022
GAAP net income	$293,677	$287,412	$539,525	$547,775
Effect of certain discrete income tax items	—	(17,490)	—	(17,490)
Effect of recognizing tax benefit on exercise of stock-based compensation	(115)	(3,965)	(740)	(6,952)
Non-GAAP net income	$293,562	$265,957	$538,785	$523,333

GAAP net income per diluted common share	$0.61	$0.60	$1.12	$1.14
Non-GAAP net income per diluted common share	$0.61	$0.55	$1.12	$1.08

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000